UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 13, 2021

HANOVER BANCORP, INC.

(Exact name of Company as specified in its charter)

New York	333-252262	81-3324480
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 East Jericho Turnpike,
Mineola, New York		11501
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code:  (516) 548-8500

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 13, 2021, Mr. Lance P. Burke was appointed Executive Vice President and Chief Financial Officer of the Registrant and its wholly-owned subsidiary Hanover Community Bank, a New York state chartered commercial bank (the “Bank”) (see paragraph (c) below). In conjunction with that appointment, Mr. Brian K. Finneran, the President and Chief Financial Officer of the Registrant and the Bank, will continue as the President of the Registrant and the Bank, concentrating on corporate strategy and overseeing certain operations of the Registrant and the Bank.

(c)

Contemporaneously with the events described in Item 5.02(b) above, the Registrant has appointed Lance P. Burke, who previously served as First Senior Vice President, Deputy Chief Financial Officer, as Executive Vice President and Chief Financial Officer. In such role, Mr. Burke will serve as the Registrant’s principal accounting and financial officer.

The table below sets forth certain information about Mr. Burke:

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires

Lance P. Burke, Executive Vice President and Chief Financial Officer	42	The Registrant and the Bank's First Senior Vice President and Deputy Chief Financial Officer; previously Senior Vice President and Controller of Dime Bank (formerly BNB Bank)	2021	N/A(1)

(1) Officers serve at the pleasure of the Board of Directors

There are no arrangements or understandings between Mr. Burke and any other persons pursuant to which Mr. Burke was selected as Executive Vice President and Chief Financial Officer. Mr. Burke has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant. Mr. Burke is not a director of any company with a class of securities registered pursuant to section 12, of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

There are no “related party transactions” between Mr. Burke and the Registrant or the Bank that require disclosure.

There are no material plans, contracts or other arrangements (or amendments thereto) to which Mr. Burke is a party, or in which he participates, that was entered into or amended, in connection with Mr. Burke being appointed as Executive Vice President and Chief Financial Officer of the Registrant.

The Bank has entered into an Amended and Restated Change in Control Agreement originally effective as of the 3rd day of May, 2021 (“CIC Agreement”) with Mr. Burke. The CIC Agreement provides for a three-year term, provided, however, that unless either party gives written notice of its intention not to renew the CIC Agreement at least one hundred and eighty (180) days prior to the end of the term, it will renew for an additional one (1) year term upon the conclusion of each term. The CIC Agreement currently expires on May 2, 2024. The CIC Agreement provides that in the event of a change in control (as defined in the agreement) of the Registrant, Mr. Burke is be entitled to a payment equal to the sum of (i) his then current annual base salary, (ii) the highest cash bonus payment paid over the preceding three years, and (iii) the annual total automobile allowance paid to him, if any. However, if the amount of such benefits are deemed to be parachute payments as defined in section 280G of the Code,. The Bank would also continue and pay for Mr. Burke’s the total payments will be reduced such that no portion of such payments are subject to the excise tax under Section 4999 of the Code to the extent that, after all applicable taxes, Mr. Burke retains more of the total payments after this reduction than if the full amount were payable. hospital, health, medical and life insurance, on the terms and at the cost to Mr. Burke as he had been receiving such benefits, for 2 years from the effective date of the change in control.

The Registrant is not party to an employment agreement with Mr. Burke.

Item 8.01	Other Events

The Registrant announced in a press release dated September 15, 2021 the information reported in Item 5.02. Attached and being furnished as Exhibit 99.1 is a copy of such press release.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amended and Restated Change in Control Agreement originally effective as of the 3rd day of May, 2021 by and between the Bank and Lance P. Burke

Exhibit 99.1	Press Release dated September 15, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER BANCORP, INC.
(Registrant)

Dated: September 16, 2021	By:	/s/ Brian K. Finneran
Brian K. Finneran
President

Index of Exhibits

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Change in Control Agreement originally effective as of the 3rd day of May, 2021 by and between the Bank and Lance P. Burke

Exhibit 99.1	Press Release dated September 15, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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